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                               EXHIBIT (5)(C)(1)

AMENDED FORM OF APPLICATION FOR THE RETIREMENT INCOME BUILDER VARIABLE ANNUITY


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Application for variable annuity
Issued by: PFL Life Insurance Company ("PFL Life") 4333 Edgewood Road N.E., Cedar Rapids, IA 52499-0001
Mail the application and a check: PFL Life Insurance Company, Attn: Variable Annuity Dept.
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
1. OWNER             In the event the owner is a trust, please provide verification of trustees.
-------------------  Name:                                                                      Phone No.:
If no annuitant      ---------------------------------------------------------------------------------------------------------------
is specified in      Address:                                   City:                           State:         Zip:
#2, the Owner        ---------------------------------------------------------------------------------------------------------------
will be the
Annuitant.           [_] Male  [_] Female     SS#/TIN [_][_][_]-[_][_]-[_][_][_][_]             Birthdate [_][_]/[_][_]/[_][_][_][_]
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JOINT OWNER(S)       Name:                                                                      Phone No.:
-------------------  ---------------------------------------------------------------------------------------------------------------
                     Address:                                   City:                           State:         Zip:
                     ---------------------------------------------------------------------------------------------------------------
                     [_] Male  [_] Female     SS#/TIN [_][_][_]-[_][_]-[_][_][_][_]             Birthdate [_][_]/[_][_]/[_][_][_][_]
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2. ANNUITANT         Name:                                                         Relationship to Owner:
-------------------  ---------------------------------------------------------------------------------------------------------------
Complete only        Address                                    City:                           State:         Zip:
if different         ---------------------------------------------------------------------------------------------------------------
from Owner           [_] Male  [_] Female     SS#/TIN [_][_][_]-[_][_]-[_][_][_][_]             Birthdate [_][_]/[_][_]/[_][_][_][_]
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3. BENEFICIARY(IES)  Primary:                                                      Relationship to Annuitant:                     %
-------------------  ---------------------------------------------------------------------------------------------------------------
                     Primary:                                                      Relationship to Annuitant:                     %
                     ---------------------------------------------------------------------------------------------------------------
                     Contingent:                                                   Relationship to Annuitant:                     %
                     ---------------------------------------------------------------------------------------------------------------
                     Contingent:                                                   Relationship to Annuitant:                     %
                     ---------------------------------------------------------------------------------------------------------------
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4. TELEPHONE         Following is authorized to make telephone transfer requests (check one only):
TRANSFERS            [_] Owner(s) only, or
-------------------  [_] Owner(s) and Owner's Registered Representative (Print Rep Name)___________________________________________
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5. ALLOCATION        Please check selected funds and fixed accounts. The initial premium will be allocated as selected here.
OF PREMIUM           If Dollar Cost Averaging, see section 7 on reverse side.
PAYMENTS
-------------------  VARIABLE OPTIONS:                                FIXED OPTIONS:
                     [_] VIP Growth                         .0%       [_] Dollar Cost Averaging              .0%
-------------------                                      ------       (Must complete section 7.)          ------
Initial Premium      [_] VIP Equity Income                  .0%       [_] 1 Year Guarantee Period            .0%
$                                                        ------                                           ------
-------------------  [_] VIP Overseas                       .0%       [_] 3 Year Guarantee Period            .0%
Make check payable                                       ------                                           ------
to PFL Life          [_] VIP High Income                    .0%       [_] 5 Year Guarantee Period            .0%
Insurance Company                                        ------                                           ------
Type of Annuity;     [_] VIP Money Market                   .0%       [_] 7 Year Guarantee Period            .0%
[_] Non-qualified                                        ------                                           ------
Qualified Types:     [_] VIP II Asset Manager               .0%       Total Variable and Fixed              100%
Also complete                                            ------                                           ------
Section 6            [_] VIP II Asset Manager-Growth        .0%
[_] IRA                                                  ------
[_] Roth IRA         [_] VIP II Contrafund                  .0%
[_] SEP/IRA                                              ------
[_] 403(b)           [_] VIP II Index 500                   .0%
[_] Keogh                                                ------
[_] Roth Conversion  [_] VIP II Investment Grade Bond       .0%
[_] Other_________                                       ------
__________________   [_] VIP III Growth Opportunities       .0%
__________________                                       ------
                     [_] VIP III Growth & Income            .0%
                                                         ------
                     [_] VIP III Balanced                   .0%
                                                         ------
                     [_] VIP III Mid-Cap Portfolio          .0%
                                                         ------

                     _____________________________________  .0%
                     _____________________________________  .0%
                     _____________________________________  .0%

 . Policy values, when allocated to any of the Variable Options are not guaranteed as to fixed dollar amount.
 . When funds are allocated to Fixed Account Guarantee Periods, policy values under policy may increase or decrease in accordance with Excess Interest Adjustment prior to the end of Guarantee Period.
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6. QUALIFIED PLAN    IRA/SEP/ROTH IRA                                              ROTH IRA Rollover
INFORMATION          $_______________ Contribution for tax year________________    [_][_]/[_][_]/[_][_][_][_] Date first established
-------------------  $_______________ Trustee to Trustee Transfer                                             or date of conversion
                     $_______________ Rollover from [_] IRA [_] 403(b) [_] Pension $____________________Portion previously taxed
                                      [_] Other __________________________________
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7. DOLLAR COST     Transfer Frequency:               Transfer to (include investment option and percentage):
AVERAGING          DCA Program Options               ______________________________ _____ %  ______________________________ _____ %
PROGRAM            [_] 6 month program               ______________________________ _____ %  ______________________________ _____ %
------------------ [_] 12 month program              ______________________________ _____ %  ______________________________ _____ %
 Authorized by     Number of transfers ____          ______________________________ _____ %  ______________________________ _____ %
 Owner signature                                     ______________________________ _____ %  ______________________________ _____ %
 in Section 11.   Other Frequency Options            ______________________________ _____ %  ______________________________ _____ %
                  [_] Monthly (6 min, 24 max)                                                                           Total: 100%
                  [_] Quarterly (4 min, 8 max)
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8. OTHER           Family Income Protection Option:
------------------ [_] No  [_] Yes (Available at an additional cost, see prospectus)
Please complete.
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9. MINIMUM         Your selection cannot be changed after the policy has been issued.  If no option is specified, Option A will
DEATH BENEFIT      apply.
------------------ [_] Option A-Return of Premium Death Benefit.  Annual Mortality and Expense (M&E) Risk Fee and Administrative
 Select one.           Charge is 1.25%.
                   [_] Option B-5% Annually Compounding Death Benefit.  Maximum Annuitant issue age of 80: Annual M&E Risk Fee and
                       Administrative Charge is 1.40%.
                   [_] Option C-Annual Step-Up Death Benefit.  Maximum Annuitant issue age of 80: Annual M&E Risk Fee and
                       Administrative Charge is 1.40%.
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10. REPLACEMENT    Will this annuity replace or change any existing annuity or life insurance? [_] No [_] Yes (If Yes, complete
INFORMATION        the following)
------------------ Company:                                                          Policy No.:
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11. SIGNATURE(S)   .Unless I have notified the Company of a community or marital property interest in this policy, the Company will
OF AUTHORIZATION    rely on a good faith belief that no such interest exists and will assume no responsibility for inquiry.
ACCEPTANCE         .To the best of my knowledge and belief, my answers to the questions on this application are correct and true,
------------------  and I agree that this application becomes a part of the annuity policy when issued to me.
                   .I(we) am in receipt of a current prospectus for this variable annuity.
                   .This application is subject to acceptance by PFL Life. If this application is rejected for any reason, PFL Life will be liable only for return of premiums paid.
                   [_] Check here if you want to be sent a copy of Statement of Additional Information.
                   I HAVE REVIEWED MY EXISTING ANNUITY COVERAGE AND FIND THIS POLICY SUITABLE FOR MY NEEDS.
                   Signed at    City:                              State:                  Date:
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                   Owner(s):                                               Annuitant (if not Owner):
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12. AGENT          Do you have any reason to believe the annuity applied for will replace or change any existing annuity or life
INFORMATION        insurance?   [_] No  [_] Yes
------------------ I HAVE REVIEWED THE APPLICANT'S EXISTING ANNUITY COVERAGE AND FIND THIS POLICY IS SUITABLE FOR HIS/HER NEEDS.
                   Registered Representative/
                   Licensed Agent Name (please print):                                 Signature:
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                   Phone No.:                                      SS#/TIN [_][_][_]-[_][_]-[_][_][_][_]       [_] A   [_] B   [_]C
                   ------------------------------------------------
                   PFL Life Agent #:
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                   Firm Name:
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                   Firm Address:
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